OLSON  FARMS,  INC.
-------------------

January  12,  2000

Mr.  John  Proulx
Mr.  Steven  Tieu
Industrial  Rubber  Innovations,  Inc.
4525  New  Horizon  Blvd.,  Suite  7
Bakersfield,  CA  93313


Re:  Lease  Obligation  on  building  located  at  6801  McDivitt,  Bakersfield


Dear  Gentlemen,

In light of your request regarding releasing you from the long-term lease obligation of the building at 6801 McDivitt we are willing to do the following, subject to your willingness to perform certain duties.

We will send you eviction notices stating that for lack of payment we are requesting that you vacate the property in one week. You are to have the building cleaned and ready for showing to prospective tenants. In return for this, we will release you from future obligations owed on your lease. You will not be released from any past due water, utility, or landscaping bills due and outstanding.

You will continue to be liable for past due lease payments, unless you are instrumental in securing a new long-term lease for us with a viable, financially sound company. (Past due payments are defined for the purposes of this agreement as any payment due and outstanding as of the date of a newly signed lease). You will then sign on as a guarantor on any new lease for a period of one year from the date of signing. If, during that one-year period, for any reason, the new lessee defaults in any manner, you will be responsible not only for your past due payments, but also the defaulted payments of the new lessee. Once the year has past without difficulty in collecting payments, we will release you from any and all obligations owed to us.

If we determine at some point during the first year of the new lease that the lessee will meet its future obligations, we may release you from any further guarantee and past due payments. If, however, we determine during the first year that the new lessee will have difficulty in meeting its obligations in subsequent years, we can unilaterally extend your guarantee for additional time.

Mr.  John  Proulx
Mr.  Steven  Tieu
January  12,  2000
Page  Two


 As Hans has mentioned to me, time is of the essence, therefore, feel free to contact me directly should you have questions or comments.

Sincerely,



/s/  Rick  Trout
Rick  Trout
Chief  Financial  Officer

cc:  Michael  Mills,  President